Exhibit 99.1

February 3, 2014

FOR IMMEDIATE RELEASE

Contacts:
Alan Greer	Cynthia Williams
Executive Vice President	Senior Executive Vice President
Investor Relations	Corporate Communications
(336) 733-3021	(336) 733-1478
AGreer@BBandT.com	Cynthia.Williams@BBandT.com

BB&T Corporation CEO to speak at Credit Suisse Financial Services Forum

WINSTON-SALEM, N.C. – BB&T Corporation (NYSE: BBT) today announced Chairman and Chief Executive Officer Kelly King will present at the 2014 Credit Suisse Financial Services Forum in Boca Raton, Fla., Tuesday, Feb. 11, at noon, ET.

A webcast of King’s presentation will be available at www.BBT.com/webcasts and will be archived for 30 days.

About BB&T

BB&T is one of the largest financial services holding companies in the U.S. with $182.3 billion in assets and market capitalization of $26.4 billion, as of Dec. 31, 2013. Based in Winston-Salem, N.C., the company operates 1,825 financial centers in 12 states and Washington, D.C., and offers a full range of consumer and commercial banking, securities brokerage, asset management, mortgage and insurance products and services. A Fortune 500 company, BB&T is consistently recognized for outstanding client satisfaction by J.D. Power and Associates, the U.S. Small Business Administration, Greenwich Associates and others. More information about BB&T and its full line of products and services is available at www.BBT.com.

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